UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2015

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

382 N. Lemon Ave., Ste. 364, Walnut, California		91789
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-768-3360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As discussed below under Item 5.07, pursuant to a written consent of holders of a majority of voting securities (the "Written Consent") dated as of December 4, 2015, the stockholders holding a majority of voting securities of the Company approved an amendment to the Company’s charter to decrease the par value the Company’s common stock and preferred stock from $0.001 to $0.0001. The Board of Directors of the Company also approved on December 4, 2015 the decrease in par value of the Company's common stock and preferred stock from $0.001 to $0.0001.

The charter amendment became effective on December 8, 2015 upon filing with, and acceptance for record by, the Secretary of State of the State of Nevada. A copy of the Certificate of Amendment of Articles of Incorporation effecting the decrease in par value attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 4, 2015, through the written consent of holders of a majority of voting securities consisting of one share of Series A Preferred Stock which constitutes 50.1% of the outstanding voting securities, the stockholders of the Company voted on and approved (1) an amendment to the Company’s charter that decreased the par value the Company’s common stock and preferred stock from $0.001 to $0.0001.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number Description

3.1 Certificate of Amendment to Articles of Incorporation, effective December 8, 2015, decreasing the par value of the Company's common stock and preferred stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

December 9, 2015	By:	Stephen J. Muzi

Name: Stephen J. Muzi
Title: CFO

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation, effective December 8, 2015, decreasing the par value of the Company's common stock and preferred stock.